UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 3, 2017

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 3, 2017, MagneGas Corporation (the “Company”) entered into a “First Amendment to MagneGas Systems Purchase Agreement” (the “Amendment”) with Talon Ventures & Consulting GMBH, a company constituted under the laws of Germany (“Talon”) to extend the period of time in which Talon is required to make its first installment payment under that certain “MagneGas Systems Purchase Agreement” (the “Purchase Agreement”) entered into between the parties on December 30, 2016. For more information regarding the Purchase Agreement, please refer to the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 5, 2017. Under the terms of the Amendment, Talon shall make a non-refundable extension payment of $10,000 to the Company on or before May 15, 2017 and shall have until June 15, 2017 to make the first installment payment. Subject to the Company’s receipt of an additional $10,000 payment on or before June 15, 2017, Talon shall have the option to extend the first installment date to July 15, 2017. No other changes were made to the Purchase Agreement.

The above description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of such Amendment, which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to MagneGas Systems Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2017

MAGNEGAS CORPORATION

/s/ Ermanno Santilli
By: Ermanno Santilli
Its: Chief Executive Officer